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                                                                 Exhibit 99.n(2)

                        [SUTHERLAND ASBILL & BRENNAN LLP]


                                            April 26, 2004

Modern Woodmen of America
1701 1st Avenue
Rock Island, Illinois 61201

         Re:  Modern Woodmen of America Variable Account
              (File No. 333-69446)
              --------------------

Gentlemen:

         We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 4 to the registration statement on Form N-6 for Modern Woodmen of America Variable Account (File No. 333-69446). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                         Sincerely,

                                         SUTHERLAND ASBILL & BRENNAN LLP


                                         By: /s/ Stephen E. Roth
                                             -------------------
                                             Stephen E. Roth